UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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TERREMARK WORLDWIDE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 6, 2007

Dear Stockholder:

You are cordially invited to attend our 2007 annual meeting of stockholders, which will be held at 9:00 a.m. on Friday, September 28, 2007, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132.

At the annual meeting, you will be asked to:

(1)	elect nine (9) persons to the board of directors; and

(2)	approve an amendment to our 2005 Executive Incentive Compensation Plan to increase the number of shares of common stock covered by the plan from 1,000,000 to 4,000,000; and

(3)	transact any other business as may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in more detail the matters to be presented at the annual meeting.

The board of directors recommends that you vote in favor of the election of the nominated directors and for the amendment to our 2005 Executive Incentive Compensation Plan to increase the number of shares of common stock covered by the plan by 3,000,000.

Please take this opportunity to become involved in the affairs of your company. Whether or not you expect to be present at the meeting, please complete, date, sign and mail the enclosed proxy card in the envelope provided. Returning the proxy card does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

Sincerely,

Manuel D. Medina
Chairman of the Board & Chief Executive Officer

TERREMARK WORLDWIDE, INC.
2601 South Bayshore Drive
Miami, Florida 33133

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on September 28, 2007

To Our Stockholders:

The 2007 annual meeting of stockholders of Terremark Worldwide, Inc. will be held at 9:00 a.m., local time, on Friday, September 28, 2007, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132, for the purpose of considering and acting upon the following:

(1) elect nine (9) persons to the board of directors; and

(2) approve an amendment to our 2005 Executive Incentive Compensation Plan to increase the number of shares of common stock covered by the plan from 1,000,000 to 4,000,000; and

(3) transact any other business as may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

The board of directors is not aware of any other business scheduled for the annual meeting. Any action may be taken on the foregoing proposal at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.

Holders of record of our common stock and series I convertible preferred stock at the close of business on August 27, 2007 are entitled to notice of, and to vote at, the meeting or at any postponements or adjournments of the meeting.

By Order of the Board of Directors,

Adam T. Smith
Secretary

Miami, Florida
September 6, 2007

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY OR PROXIES, AS THE CASE MAY BE, AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

TERREMARK WORLDWIDE, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement contains information related to our annual meeting of stockholders to be held on Friday, September 28, 2007, beginning at 9:00 a.m. local time, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132, and at any adjournments or postponements thereof. The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are first being sent to stockholders is on or about September 6, 2007. You should review this information in conjunction with our 2007 Annual Report to stockholders which accompanies this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will vote on the election of directors. In addition, we will report on our performance and respond to questions from our stockholders.

Who is entitled to vote at the meeting?

Only holders of record of our common stock and series I convertible preferred stock at the close of business on the record date, August 27, 2007, are entitled to receive notice of the annual meeting and to vote shares of our common stock and series I convertible preferred stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. Each outstanding share of series I convertible preferred stock entitles the holder to cast votes equivalent to 3,333 shares of our common stock.

Who can attend the meeting?

All holders of our common stock and series I convertible preferred stock as of the record date, or their duly appointed proxies, may attend. If your shares are held in the name of your broker or bank, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement, and valid picture identification.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 58,686,669 shares of our common stock and 323 shares of series I convertible preferred stock were issued and outstanding. The shares of series I convertible preferred stock represent an aggregate of 1,077,667 votes. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast “for” or “against” any given matter.

If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I vote by telephone or by Internet?

If your shares are held in “street name,” you may vote by telephone or Internet. Stockholders should review their proxy card for instructions for voting by telephone or Internet. Please follow the directions on your proxy card carefully. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholders.

The deadline for voting by telephone or Internet is 11:59 p.m. on October 19, 2007.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The recommendation of the board of directors is set forth with the description of each proposal in this proxy statement. In summary, the board of directors recommends a vote:

•	for the election of the nominated slate of directors; and

•	for the amendment of our 2005 Executive Incentive Compensation Plan, or the 2005 Plan, to increase the number of shares of common stock covered by the plan by 3,000,000.

The board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board of directors nominees. In the event that any other matter should properly come before the meeting or any board of directors nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each proposal?

Election of Directors.  The affirmative vote, either in person or by proxy, of a plurality of the votes cast at the meeting is required for the election of directors. This means that candidates who receive the highest number of votes are elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

Amendment of our 2005 Executive Incentive Compensation Plan.  The affirmative vote, either in person or by proxy, of a majority of all of the shares issued and outstanding will be required to amend the 2005 Plan to increase the number of shares of common stock covered by the plan by 3,000,000.

Other Proposals.  For any other proposal, the affirmative vote, either in person or by proxy, of a majority of the votes cast at the meeting will be required for approval. A properly marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who pays for the preparation of the proxy?

We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and our series I convertible preferred stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

How is the meeting conducted?

The Chairman has broad authority to conduct the annual meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot assure that every stockholder who wishes to speak on an item of business will be able to do so. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all stockholders. Stockholders making comments during the meeting must do so in English so that the majority of stockholders present can understand what is being said.

Our principal executive offices are located at 2601 S. Bayshore Drive, Miami, Florida 33133, and our telephone number is (305) 856-3200. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file periodic reports and other information with the Securities and Exchange Commission, or the Commission. Those reports, proxy statements and other information concerning us may be inspected and copies may be obtained (at prescribed rates) at public reference facilities maintained by the Commission at the Public Reference Room, 100 F Street, N.E. Washington, D.C. 20549 and at the regional offices of the Commission located at 3 World Financial Center, Room 4300, New York, New York 10281 and at 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. In addition, certain electronically filed documents, including current reports, quarterly reports and annual reports, can be obtained from the Commission’s website at http://www.sec.gov or our website at www.terremark.com under the Investor Relations section. In addition, we will provide without charge to each person to whom a copy of this proxy statement is delivered a copy of any of the foregoing documents (other than exhibits). Requests for such documents should be addressed to our Corporate Secretary at Terremark Worldwide, Inc., 2601 S. Bayshore Drive, Miami, Florida 33133.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our capital stock as of August 27, 2007, the record date for the meeting, by:

•	each of our directors;

•	each of our executive officers;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of our outstanding common stock or series I convertible preferred stock.

As of the record date for the meeting, 58,686,669 shares of our common stock and 323 shares of series I convertible preferred stock were issued and outstanding. The outstanding shares of our series I convertible preferred stock, as of the record date, were convertible into 1,077,667 shares of our common stock.

For purposes of the following table, a person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days from the record date for the meeting upon the exercise of warrants or options or upon the conversion of debentures or preferred shares. Each beneficial owner’s percentage is determined by assuming that options, warrants or conversion rights that are held by the person, but not those held by any other person, and which are exercisable within 60 days from the record date for the meeting, have been exercised. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon Schedule 13G and Form 4 filings by such persons with the Commission and other information obtained from such persons. Unless otherwise indicated, we believe that all persons named in this table have sole voting power and investment power over all the shares beneficially owned by them.

Unless otherwise indicated, the address of each person listed in the following table is c/o Terremark Worldwide, Inc., 2601 South Bayshore Drive, Miami, Florida 33133.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership		Percent of Class (%)

Common Stock:
Cyrte Investments GP I BV	9,371,178	(1)	16.6%
Sun Equity Assets Limited	5,402,234	(2)	9.6%
Manuel D. Medina	4,053,371	(3)	7.2%
QVT Financial LP	3,815,400	(4)	6.8%
Joseph R. Wright, Jr.	362,826	(5)	*
Guillermo Amore	343,655	(6)	*
Miguel J. Rosenfeld	309,876	(7)	*
Timothy Elwes	284,000	(8)	*
Jose A. Segrera	188,500	(9)	*
Marvin Wheeler	183,000	(10)	*
Jamie Dos Santos	102,500	(11)	*
Antonio S. Fernandez	95,158	(12)	*
Adam T. Smith	68,000	(13)	*
Arthur L. Money	51,500	(14)	*
Marvin S. Rosen	51,000	(15)	*
John S. Neville	49,400	(16)	*
Rodolfo A. Ruiz	46,500	(15)	*
All directors and executive officers as a group (14 persons)	6,188,286		11.0%
Series I Preferred Stock:
CRG, LLC	100	(17)	36.2%
Guzapa Properties, Inc.	48	(18)	17.4%
GRAT	45	(19)	16.3%
Louisa Stude Sarofim	35	(20)	12.7%
Promociones Bursatiles, S.A.	28	(21)	10.1%
Palmetto, S.A.	20	(22)	7.2%

*	Represents less than 1.0%.

(1)	Based on Amendment No. 7 to Schedule 13D filed by the holder with the Commission on May 2, 2007. Each of Stichting Administratiekantoor Talpa Beheer, Talpa Beheer BV, Talpa Capital Holding BV, Cyrte Investments BV, Cyrte Fund I CV and Johannes Hendrikus Hubert de Mol may be deemed to be beneficial owners, as well as share the power to vote and dispose, of the shares directly owned by Cyrte Investments GP by virtue of the fact that: Stichting owns all of the outstanding capital stock of Talpa; Mr. de Mol is the sole director (bestuurder) of Talpa, an entity which has a 55% ownership interest in Talpa Capital Holding and is a limited partner of Cyrte Fund; Talpa Capital Holding has a 75% ownership interest in Cyrte Investments; Cyrte Investments is the manager of the investment portfolio held by Cyrte Fund and owns all of the outstanding capital stock of Cyrte Investments GP; and Cyrte Investments GP is the general partner of Cyrte Fund. Each of Stichting, Talpa, Talpa Capital Holding, Cyrte Investments, Cyrte Fund and Mr. de Mol disclaims beneficial ownership of such shares for all other purposes. The address of the beneficial owner is Flevolaan 41A, 411 KC Naarden P.O. Box 5081 The Netherlands.

(2)	The address of the beneficial owner is Georgetown, Tortola B.V.I. Francis Lee is the natural person deemed to be the beneficial owner of the shares held by Sun Equity Assets Limited. See “Shareholders Agreement” below.

(3)	Includes 191,500 shares of our common stock underlying options and 75,000 shares of nonvested stock. Includes 225,523 shares of our common stock which are held of record by Communications Investors Group, an entity in which Mr. Medina is a partner and holds a 50% interest. Also includes 500,000 shares of our common stock which are held of record by MD Medina Investments, LLC, an entity in which Mr. Medina is a partner and holds a controlling interest.

(4)	QVT Financial LP is the investment manager for QVT Fund LP (the “Fund”), which beneficially owns 3,215,155 shares of common stock, consisting of 650,435 shares of our common stock and an additional 2,564,720 shares of our common stock issuable upon conversion of our convertible notes. QVT Financial is also the investment manager for a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”), which holds 600,245 shares of our common stock, consisting of 113,765 shares of Common Stock and an additional 486,480 shares of our common stock issuable upon conversion of our convertible notes. QVT Financial has the power to direct the vote and disposition of the common stock held by the Fund and the Separate Account. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 3,815,400 shares of our common stock, consisting of the shares owned by the Fund and the shares held in the Separate Account.

QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares of our common stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of the Fund, may be deemed to beneficially own the same number of shares of our common stock reported by the Fund.

Each of QVT Financial and QVT Financial GP LLC disclaim beneficial ownership of our shares owned by the Fund and the shares held in the Separate Account. QVT Associates GP LLC disclaims beneficial ownership of all shares of our common stock owned by the Fund, except to the extent of its pecuniary interest therein.

(5)	Includes 61,500 shares of our common stock underlying options and 5,000 shares of nonvested stock. Does not include 10,000 shares held in trust for the benefit of Mr. Wright’s grandchildren and 1,000 shares held by his sister with respect to which Mr. Wright disclaims ownership.

(6)	Includes 41,500 shares underlying options, 5,000 shares of nonvested stock, 17,500 shares owned by Mr. Amore’s sibling, over which Mr. Amore has investment control. Also includes (i) 109,393 shares, (ii) 26,667 shares which may be acquired upon the conversion of shares of series I preferred convertible stock and (iii) 5,600 shares underlying warrants, all of which are owned by Margui Family Partners, Ltd. with respect to Mr. Amore disclaims beneficial ownership except to the extent of his pecuniary interest therein

(7)	Includes 41,500 shares of common stock underlying options, 5,000 shares of nonvested stock and 123,412 shares held indirectly by Mr. Rosenfeld. Does not include 68,244 shares held by Mr. Rosenfeld’s children, with respect to which Mr. Rosenfeld disclaims beneficial ownership.

(8)	Includes 41,500 shares of our common stock underlying options and 5,000 shares of nonvested stock..

(9)	Includes 150,000 shares of our common stock underlying options and 37,500 shares of nonvested stock.

(10)	Includes 140,500 shares of our common stock underlying options, 37,500 shares of nonvested stock and 5,000 shares owned by Mr. Wheeler’s sister.

(11)	Includes shares of our common stock underlying options.

(12)	Includes 31,500 shares of our common stock underlying options, 5,000 shares of nonvested stock, 6,667 shares which may be acquired upon conversion of our series I preferred convertible stock and 1,400 shares underlying warrants.

(13)	Includes 58,000 shares of our common stock underlying options and 10,000 shares of nonvested stock.

(14)	Includes 31,500 shares of our common stock underlying options and 5,000 shares of nonvested stock.

(15)	Includes 31,500 shares of our common stock underlying options and 5,000 shares of nonvested stock.

(16)	Includes 25,000 shares of our common stock underlying options and 3,600 shares owned by Mr. Neville’s and his wife’s IRA.

(17)	Represents 100 shares of series I convertible preferred stock which are convertible into, and have voting rights equivalent to 333,333 shares of our common stock. Christian Altaba is the natural person with voting and investment control over the shares.

(18)	Represents 48 shares of series I convertible preferred stock which are convertible into, and have voting rights equivalent to 160,000 shares of our common stock. Heinrich Adolf Hans Herweg is the natural person with voting and investment control over the shares.

(19)	Represents 45 shares of series I convertible preferred stock which are convertible into, and have voting rights equivalent to 150,000 shares of our common stock.

(20)	Represents 35 shares of series I convertible preferred stock which are convertible into, and have voting rights equivalent to 116,667 shares of our common stock.

(21)	Represents 28 shares of series I convertible preferred stock which are convertible into, and have voting rights equivalent to 93,333 shares of our common stock. Roberto Solis Monsato is the natural person with voting and investment control over the shares.

(22)	Represents 20 shares of series I convertible preferred stock which are convertible into, and have voting rights equivalent to 66,667 shares of our common stock. Antonio De Roquerey is the natural person with voting and investment control over the shares.

Shareholders Agreement

Under the terms of a Shareholders Agreement, dated as of May 15, 2000, Vistagreen Holdings (Bahamas), Ltd., predecessor-in-interest to Sun Equity Assets Limited, Moraine Investments, Inc., predecessor-in-interest to Sun Equity Assets Limited, and Paradise Stream (Bahamas) Limited, on the one had, and TCO Company Limited, Manuel D. Medina, Willy Bermello and ATTU Services, Inc., the shareholders party to the Agreement have agreed to vote in favor of the election of two nominees, as designated by Vistagreen, will be elected to the executive committee of our board of directors. Vistagreen has nominated Timothy Elwes to serve on our board of directors. We do not currently have an executive committee.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the annual meeting, the stockholders will elect nine directors, each of whom will serve for a term expiring at the 2007 annual meeting of stockholders, or until his successor has been duly elected and qualified. Messrs. Manuel D. Medina, Joseph R. Wright, Jr., Guillermo Amore, Timothy Elwes, Antonio S. Fernandez, Arthur L. Money, Marvin S. Rosen, Miguel J. Rosenfeld and Rodolfo A. Ruiz currently serve as directors and have been reviewed and recommended for nomination by our nominating committee and nominated by our board of directors for re-election at the annual meeting. Vistagreen Holdings (Bahamas), Ltd., predecessor-
in-interest to Sun Equity Assets Limited, has not nominated any director nominee for our board of directors.

The board of directors has no reason to believe that any nominee will refuse or be unable to serve if elected. However, if any of them should become unavailable to serve as a director, the board of directors may designate a substitute nominee or the number of directors may be reduced in accordance with our By-laws. If the board of directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the board of directors.

The directors standing for re-election are:

•	Manuel D. Medina, 54, has served as our Chairman of the Board, President and Chief Executive Officer since April 28, 2000, the date that we merged with AmTec, and as that of Terremark since its founding in 1982. In addition, Mr. Medina is a managing partner of Communication Investors Group, one of our investors. Mr. Medina has been a director of Fusion Telecommunications International since December 14, 1998. Before founding Terremark, Mr. Medina, a certified public accountant, worked with PricewaterhouseCoopers LLP. Subsequently, he established and operated an independent financial and real estate consulting company. Mr. Medina earned a Bachelor of Science degree in Accounting from Florida Atlantic University in 1974.

•	Joseph R. Wright, Jr., 69, has served as our Vice Chairman of the Board since April 28, 2000. In July 2006, Mr. Wright became the Chairman of the Board of Directors of Intelsat, Ltd. after their acquisition of PanAmSat, a global provider of satellite-based communications services. Mr. Wright served as the Chief Executive Officer of PanAmSat from August 2001 to July 2006. He was also a director of Scientific Games Corp. from 1997 to 2000. Mr. Wright served as Chairman of the Board of GRC International, Inc., a United States public company that provides technical information technology support to government and private entities. From 1995 to 2003, Mr. Wright also served as Co-Chairman of Baker & Taylor Holdings, Inc., an international book and video distribution company, and Vice Chairman of Jefferson Consulting Group, a Washington D.C. consulting firm. From 1989 to 1994, Mr. Wright served as Executive Vice President, Vice Chairman and Director of W.R. Grace & Co., an international chemicals and health care company, President of Grace Energy Corporation and Chairman of Grace Environmental Company. From 1982 to 1989, Mr. Wright held the positions of Director and Deputy Director of the Office of Management and Budget, The White House, and was a member of President Reagan’s cabinet. Before 1982, he served as Deputy Secretary, United States Department of Commerce, President of Citicorp Retail Services and Retail Consumer Services, held posts in the United States Department of Agriculture and the United States Department of Commerce, and was Vice President and Partner of Booz Allen & Hamilton, a management consulting firm.

•	Guillermo Amore, 68, has served as a member of our board of directors since February 2001. From August 2000 to February 2001, Mr. Amore served as the President and Chief Operating Officer of our wholly-owned subsidiary, Terremark Latin America, Inc., prior to which, he served as Chairman and Chief Executive Officer of Spectrum Telecommunications Corporation until its acquisition. Mr. Amore has nearly 35 years of telecommunications experience, much of it focused on the developing markets of Latin America and the Caribbean. During his tenure at GTE Corporation he built an extensive network of contacts in the region. These contacts served him well in business development and regulatory affairs during his stewardship of Grupo Isacell S.A. of Mexico and of Spectrum Telecommunications. Mr. Amore holds an MBA from Harvard University and a Bachelors degree in Science in Electrical Engineering from Pontificia Universidad Javeriana, Colombia.

•	Timothy Elwes, 71, has served as a member of our board of directors since April 2000. Mr. Elwes also served as a member of the board of directors of Timothy Elwes & Partners Ltd., a financial services company, between May 1978 and October 1994, the business of which was merged into Fidux Trust Co. Ltd. in December 1995. He has been a non-executive director of Partridge Fine Arts plc, a public company since 1989. Since December 2000 he has served as a director of Timothy Elwes & Partners Ltd., a financial services company.

•	Antonio S. Fernandez, 67, was elected to our Board Directors in September 2003. In 1970, Mr. Fernandez was a Systems Engineering Manager at Electronic Data Systems (EDS). In 1971, Mr. Fernandez joined duPont Glore Forgan as a Vice-President in Operations. In 1974, he joined Thomson McKinnon as Director of Operations and Treasurer. In 1979, he was Director of Operations and Treasurer at Oppenheimer & Co. Inc., where he also served as Chief Financial Officer from 1987 until 1994 and a member of the Board of Directors from 1991 until 1998. In 1991, Mr. Fernandez founded and headed the International Investment Banking Department at Oppenheimer & Co. and served in that capacity until 1999. Mr. Fernandez served on the Board of Banco Latinoamericano de Exportaciones from 1992 until 1999. He also served as Trustee of Mulhenberg College, PA from 1995 until 1998. Since June 2004 Mr. Fernandez has been a director of Spanish Broadcasting Systems, an operator of radio stations in the U.S. He graduated from Pace University, NY in 1968 with a B.B.A.

•	Arthur L. Money, 67, has served as a member of our board of directors since May 2003. Since September 2002, Mr. Money has been a member of the board of directors of SafeNet, a provider of Information Technology security solutions. From 1999 to 2001, Mr. Money was the Assistant Secretary of Defense (C3I) and Department of Defense CIO. Prior to this, Mr. Money served as the Assistant

Secretary of the Air Force for Research, Development, and Acquisition, and was Vice President and Deputy General Manager of TRW. From 1989 to 1995, Mr. Money was President of ESL, Inc. He has received distinguished public service awards from the U.S. Department of Defense (Bronze Palm), the U.S. Air Force, and the U.S. Navy. He is currently President of ALM Consulting, specializing in command control and communications, intelligence, signal processing, and information processing. Mr. Money received his Master of Science Degree in Mechanical Engineering from the University of Santa Clara and his Bachelor of Science Degree in Mechanical Engineering from San Jose State University.

•	Marvin S. Rosen, 65, has served as a member of our board of directors since April 2000. Mr. Rosen is a co-founder and Chairman of the Board of Directors of Fusion Telecommunications International and served as its Vice Chairman from December 1998 to April 2000 and has served as its Chief Executive Officer since April 2000. Mr. Rosen is also of counsel to Greenberg Traurig, P.A., our corporate counsel. From September 1995 through January 1997, Mr. Rosen served as the Finance Chairman of the Democratic National Committee. Mr. Rosen has served on the Board of Directors of the Robert F. Kennedy Memorial since 1995 and Fusion Telecommunications International, Inc., since 1997, where he has also been Vice-Chairman since December 1998. Mr. Rosen received his Bachelor of Science degree in Commerce from the University of Virginia, his LL.B. from Dickinson School of Law and his LL.M. in Corporations from New York University Law School.

•	Miguel J. Rosenfeld, 57, has served as a member of our board of directors since April 2000. Since November 1991, he has served as a Senior Vice President of Delia Feallo Productions, Inc., where he has been responsible for the development of soap opera productions in Latin America. From January 1995 until May 1998, he was the Director of Affiliates and Cable for Latin America for Protele, a division of Televisa International LLC. From December 1984 until September 1998, he was a sales manager for Capitalvision International Corporation. Mr. Rosenfeld holds a Bachelor of Arts degree in Administration from the University of Buenos Aires which he earned in 1975.

•	Rodolfo A. Ruiz, 58, has served as a member of our Board of Directors since July 2003. Since 2004, Mr. Ruiz has served as Executive Vice President — Spirits for Southern Wine and Spirits of America, Inc. From 1999 to 2003, Mr. Ruiz has held a series of senior management positions within the Bacardi organization since 1979, inclusive of having served as President and CEO of Bacardi Global Brands, President and CEO of Bacardi Asia/Pacific Region, and several senior executive sales, marketing, financial and operations positions within Bacardi USA. Prior to joining Bacardi, from 1966 to 1979, Mr. Ruiz, in his capacity as a certified public accountant, served as a Senior Auditor, Senior Internal Auditor, and Audit Manager with Price Waterhouse & Co. for a wide variety of public and private clients and projects in the United States and Mexico, as well as throughout Latin America, interspersed by a term, from 1973 to 1975, with International Basic Economy Corp, otherwise known as IBEC/Rockefeller Group. Mr. Ruiz holds a Bachelor of Business degree from the University of Puerto Rico.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

The following does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Our business and affairs are managed under the direction of our board of directors, except with respect to those matters reserved for our stockholders. Our board of directors establishes our overall corporate policies, reviews the performance of our senior management in executing our business strategy and managing our day-to-day operations, acts as an advisor to our senior management and reviews our long-term strategic plans. Our board’s mission is to further the long-term interests of our stockholders. Members of our board of directors are kept informed of our business through discussions with our management, primarily at meetings of the board of directors and its committees, and through reports and analyses presented to them. The board and each of its committees — audit and compensation — also have the authority to retain, at our expense, outside counsel, consultants or other advisors in the performance of their duties.

Our board of directors held a total of ten meetings and took no actions by written consent during the fiscal year ended March 31, 2007. Each director except Messrs. Money, Rosen, Ruiz and Wright attended at least 75% of the total number of fiscal year 2007 meetings of our board and committees on which he served. We have no formal policy regarding attendance by our directors at our annual stockholder meetings, although we encourage this attendance and most of our directors have historically attended these meetings. Our officers are elected annually by our board of directors and serve at the discretion of the board. Our directors hold office until the expiration of their term or until their successors have been duly elected and qualified.

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics that is applicable to all employees and directors. Additionally, we maintain a Code of Ethics that is applicable to our Chief Executive Officer and Senior Financial Officers. These codes require continued observance of high ethical standards such as honesty, integrity and compliance with the law in the conduct of our business. The Code of Ethics for our Chief Executive Officer and Senior Financial Officers is publicly available on our website at www.terremark.com under “Investor Relations”. We intend to post on our website amendments to or waivers from our Code of Ethics. Violations under either code of conduct must be reported to the Audit Committee. These materials may also be requested in print by writing to the Director of Investor Relations at Terremark Worldwide, Inc., 2601 S. Bayshore Drive, Miami, Florida 33133.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10 percent of our common stock, to file with the Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10 percent shareholders are required by the rules and regulations of the Commission to furnish to us copies of all Section 16(a) forms they file.

To management’s knowledge, based solely on review of the copies of these reports furnished and representations that no other reports were required, during the fiscal year ended March 31, 2007, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than 10 percent beneficial owners were in compliance.

Communications Between Stockholders and the Board

Stockholders or other interested parties wishing to communicate with our board of directors should submit any communications in writing to the board of directors at Terremark Worldwide, Inc., 2601 S. Bayshore Drive, Miami, Florida 33133. If a stockholder would like the letter to be forwarded directly to the Chairman of the Board or to one of the Chairmen of the three standing committees, he or she should so indicate. If no specific direction is indicated, the Secretary will review the letter and forward it to the appropriate member of our board of directors.

NOMINATIONS FOR DIRECTOR

Our board of directors does not have a standing nominating committee. Our independent directors act as a nominating committee for the annual selection of our nominees for election as directors. Each of our independent directors meets the definition of “independent” under the listing standards of the NASDAQ.

In evaluating candidates for nomination to the board of directors, the independent directors are to take into account the applicable requirements for directors under the NASDAQ rules. The independent directors may take into consideration such other factors and criteria as they deem appropriate in evaluating a candidate, including his or her judgment, skill, integrity, diversity, and business or other experience. The independent directors may (but are not required to) consider candidates suggested by management or other members of the board of directors.

Generally, the independent directors will consider candidates who have experience as a board member or senior officer of a company or who are generally recognized in a relevant field as a well-regarded practitioner, faculty member or senior government officer. The independent directors will also evaluate whether the candidates’ skills and experience are complementary to the existing board of directors members’ skills and experience as well as the board of directors’ need for operational, management, financial, international, technological or other expertise. Nominations for director may be made by our stockholders, provided such nominations comply with certain timing and information requirements set forth in our bylaws.

A majority of the members of our board of directors are independent from management. When making determinations regarding independence, the board of directors references the listing standards adopted by NASDAQ as well as the independence standards set forth in the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission under that Act. In particular, our Audit Committee periodically evaluates and reports to the Board on the independence of each member of the Board. The committee analyzes whether a director is independent by evaluating, among other factors, the following:

1. Whether the member of the board of directors has any material relationship with us, either directly, or as a partner, shareholder or officer of an organization that has a relationship with us;

2. Whether the member of the board of directors is our current employee or was one of our employees within three years preceding the date of determination;

3. Whether the member of the board of directors is, or in the three years preceding the date of determination has been, affiliated with or employed by (i) a present internal or external auditor of ours or any affiliate of such auditor, or (ii) any former internal or external auditor of ours or any affiliate of such auditor, which performed services for us within three years preceding the date of determination;

4. Whether the member of the board of directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which one of our executive officers serves on the compensation committee of another company that concurrently employs the member as an executive officer;

5. Whether the member of the board of directors or any family member of such director receives any compensation from us, other than (a) fees or compensation for (i) service as a member of the board of directors and any committee of the board of directors, (ii) reimbursement for reasonable expenses incurred in connection with such service, (iii) reasonable educational expenses associated with board of directors or committee membership matters, and (iv) compensation paid to a family member who is an employee (other than an executive officer) of ours, and (b) benefits under a tax-qualified retirement plan or non-discretionary compensation;

6. Whether an immediate family member of the member of the board of directors is one of our current executive officers or was an executive officer within three years preceding the date of determination;

7. Whether an immediate family member of the member of the board of directors is, or in the three years preceding the date of determination has been, affiliated with or employed in a professional capacity by (i) a present internal or external auditor of ours or any of our affiliates, or (ii) any of our former internal or external auditors or any affiliate of ours which performed services for us within three years preceding the date of determination; and

8. Whether an immediate family member of the member of the board of directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which one of our executive officers serves on the compensation committee of another company that concurrently employs the immediate family member of the member of the board of directors as an executive officer.

The above list is not exhaustive and the Audit Committee considers all other factors which could assist it in its determination that a director has no material relationship with us that could compromise that director’s independence.

As a result of this review, the board of directors affirmatively determined that Messrs. Elwes, Fernandez, Wright, Rosenfeld and Ruiz are independent of Terremark and our management under the standards set forth above. Mr. Money is considered an inside director because of his employment by us as one of our senior executives. Mr. Amore is considered a non-independent outside director because of certain consulting arrangements with us. With respect to Mr. Wright, he is considered an independent outside director notwithstanding certain transactions between us and an affiliate of Mr. Wright as well as certain consulting arrangements between us and him because payments under such consulting arrangements do not exceed $100,000 during any period of twelve consecutive months within the past three years. Additional information regarding these consulting arrangements and transactions between Messrs. Money, Wright and Amore and us can be found under “Certain Relationship and Related Transactions” below. Lastly, Mr. Rosen is not considered independent due to the relationships set forth under “Compensation Committee Interlocks and Insider Participation” below.

BOARD OF DIRECTORS COMMITTEES

Our board of directors has a standing audit committee and compensation committee.

Audit Committee

Our audit committee currently consists of Messrs. Fernandez, Rosenfeld and Ruiz. The members of the audit committee are, and will continue to be, independent under the listing standards of the NASDAQ Global Market. The board of directors has determined that Messrs. Fernandez and Ruiz satisfy the financial literacy and experience requirements of the NASDAQ and the rules of the Commission. The audit committee operates under a written charter, a copy of which is available on our website at www.terremark.com under “Investor Relations”. The charter is available in print to any stockholder who requests it in writing from our Director of Investor Relations at Terremark Worldwide, Inc., 2601 S. Bayshore Drive, Miami, Florida 33133. The audit committee represents the board in its relations with our independent public accountants and oversees the financial reporting and disclosures prepared by our management. The audit committee’s functions include meeting with our management and our independent public accountants, reviewing and discussing our audited and unaudited financial statements with our management, recommending to the board of directors the engagement of our independent auditors, reviewing with such auditors the plan and results of their audit of our financial statements, determining the independence of such auditors and discussing with management and the independent auditors the quality and adequacy of our internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002. During fiscal year 2007, the audit committee held ten meetings and took no action by written consent. For more information regarding the functions of the Audit Committee and its activities during fiscal 2007, see the “Report of the Audit Committee” below.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Under the guidance of a written charter adopted by the board of directors, the Audit Committee is responsible for overseeing the company’s financial reporting process on behalf of the board of directors. The Audit Committee consists of three members, each of whom is “independent” as that term is defined under the applicable listing standards of the NASDAQ Global Market, the Sarbanes-Oxley Act of 2002 and applicable Commission rules.

The Sarbanes-Oxley Act of 2002 and the committee’s charter require that all services provided to us by our independent auditors be subject to pre-approval by the audit committee. The Audit Committee has established policies and procedures contemplated by these rules.

Management has the primary responsibility for the system of internal controls and the financial reporting process. Our independent accountants have the responsibility to (i) perform an independent audit of our financial statements and internal controls over financial reporting and (ii) express an opinion on the conformity of our financial statements with accounting principles generally accepted in the United States and the effectiveness of our internal controls over financial reporting and management’s assessment of our internal controls over financial reporting. We have the responsibility to monitor and oversee these processes.

In fulfilling our oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements for fiscal 2007 with management, including a discussion of the quality, not just the acceptability, of the accounting principles employed, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed and discussed the consolidated financial statements for fiscal 2007 with our independent auditors. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with the independent auditors all of the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent auditors their independence from our management and from us, including matters in the written disclosures provided by the independent auditors to the audit committee as required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, as adopted by the Public Accounting Oversight Board in Rule 3600T. As part of this review, the Audit Committee considered whether the non-audit services provided to us by the independent auditors during fiscal 2007 were compatible with maintaining their independence. Upon its review, the Audit Committee has satisfied itself as to the independence of our independent auditors.

Without management present, the Audit Committee met separately with the independent accountants to review the results of their examinations, their evaluation of the company’s internal controls, and the overall quality of the company’s accounting and financial reporting. In addition, the Audit Committee reviewed initiatives and programs aimed at strengthening the effectiveness of our internal control structure. As part of this process, the audit committee continued to monitor the scope and adequacy of the company’s internal procedures and controls.

In reliance on the reviews and discussions with management and the independent accountants referred to above, and subject to the limitations on its role and responsibilities described above, the Audit Committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for fiscal 2007 filed with the Commission and in the fiscal 2007 annual report to our stockholders.

Members of the Audit Committee

Antonio S. Fernandez
Rodolfo Ruiz
Miguel J. Rosenfeld

Compensation Committee

The Compensation Committee is responsible for approving compensation and bonuses for our Chief Executive Officer and reviewing compensation and bonuses for our other executive officers, and for administering our Amended and Restated 1996 Stock Option Plan, the 2000 Stock Option Plan, the 2000 Directors Stock Option Plan and the 2005 Executive Incentive Compensation Plan.

The Compensation Committee operates under a written charter, a copy of which is available on our website at www.terremark.com under “Investor Relations”. The charter is available in print to any stockholder who requests it in writing from our Director of Investor Relations at Terremark Worldwide, Inc., 2601 S. Bayshore Drive, Miami, Florida 33133. During fiscal 2007, the compensation committee held three meetings and took one action by written consent. For more information regarding the functions of the compensation committee and its activities during fiscal 2007, see the “Compensation Discussion and Analysis” below.

Compensation Committee Interlocks and Insider Participation

During the year ended March 31, 2006, our Compensation Committee was expanded from three to four members and consisted of Messrs. Fernandez, Rosen, Rosenfeld and Ruiz.

In April 2007, Mr. Rosen resigned as a member of our Compensation Committee due to Mr. Rosen’s current position as chairman of the board of Fusion Telecommunications (“Fusion”), a NASDAQ traded company, on whose board Manuel D. Medina, our chairman and chief executive officer, formerly served as a member of Fusion’s compensation committee and whose chief executive officer is Mr. Rosen’s son. Mr. Rosen is still a member of our Board.

No member of the Compensation Committee is now or ever was an officer or an employee of ours and is independent under the listing standards of the NASDAQ.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (“Named Executive Officers”). As more fully described below, the Compensation Committee of our Board of Directors (the “Committee”) makes all decisions for the total direct compensation — that is, the base salary, incentive compensation awards and equity incentive awards — of our executive officers, including the Named Executive Officers.

The day-to-day design and administration of savings, health, welfare and paid time-off plans and policies applicable to salaried U.S.-based employees in general are handled by our Human Resources, Finance and Legal Department employees. The Committee (or Board) remains responsible for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies with regards to our Named Executive Officers.

Compensation Program Objectives and Rewards

Our compensation philosophy is based on the premise of attracting, retaining and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance. Following this philosophy, in determining executive compensation, we consider all relevant factors, such as the competition for talent, our desire to link pay with performance, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork and performance, each executive’s total compensation package, and internal pay equity. We strive to accomplish these objectives by compensating all executives with total compensation packages consisting of a combination of competitive base salary, incentive compensation and equity. When referring to our executive compensation program, we are referring to the compensation program for our Named Executive Officers named in the Summary Compensation Table.

All of the compensation and benefits for our Named Executive Officers described below have as a primary purpose our need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to enable us to succeed in our mission while upholding our values in a highly competitive marketplace. Beyond that, different elements are designed to engender different behaviors. The actual incentive amounts awarded to each Name Executive Officer are ultimately subject to the discretion of the Committee.

•	Base salary and benefits are designed to attract and retain employees over time.

•	Incentive compensation awards are designed to focus employees on the business objectives for a particular year.

•	Equity incentive awards, such as stock options and nonvested stock, focus executives’ efforts on the behaviors within the recipients’ control that they believe are designed to ensure our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements.

•	Severance and change in control plans are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. The separation benefits described below provide benefits to ease an employee’s transition due to an unexpected employment termination by us due to on-going changes in our employment needs. The change in control separation benefits described below encourages our employees to remain focused on our business in the event of rumored or actual fundamental corporate changes.

The Elements of Terremark’s Compensation Program

Base Salary

Executive officer base salaries are based on job responsibilities and individual contribution. The Committee reviews the base salaries of our executive officers, including our Named Executive Officers,

considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. All of our Named Executive Officers have current employment agreements with us that state their initial base salaries and generally renew on an annual basis. Additional factors reviewed by the Committee in determining appropriate base salary levels and raises include subjective factors related to corporate and individual performance. During fiscal year 2007, all executive officer base salary decisions were approved by the Committee.

The Committee determines base salaries for the Named Executive Officers at the beginning of each calendar year. The Committee proposes new base salary amounts based on:

•	evaluation of individual performance and expected future contributions;

•	a review of survey data to ensure competitive compensation against the external market generally defined as the Peer Companies; and

•	a comparison of the base salaries of the executive officers who report directly to the CEO to ensure internal equity.

Base salary is the only element of compensation that is used in determining the amount of contributions permitted under our 401(k) Plan.

Incentive Compensation Awards

Amounts shown as Non-Equity Incentive Plan Compensation in the Summary Compensation Table are driven by the following performance goals:

•	Revenues and

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”).

On November 27, 2006, the Committee approved certain performance goals and target bonus amounts for our Named Executive Officers, excluding those eligible for commissions. The incentive compensation awards are payable in cash or stock at the sole discretion of the Committee. Under the terms of the incentive compensation program, we have assigned annual target bonus amount to each Named Executive Officer. We have determined each executive officer’s actual annual bonus based upon our performance as compared to the benchmark goals (the “Performance Targets”) that were approved by the Committee. For fiscal 2007 these Performance Targets were as follows:

	Actual Results vs Applicable Performance Target
	Less than	From 95% to	From 100% to
Revenue and EBITDA	95%	100%	105%	Greater than 105%

Percentage of Target Bonus Award	No Bonus	50% to 70%	75% to 100%	100% plus percentage above
				105% with a maximum of 15%

The target bonus for our Chief Executive Officer has been set at 75% of his base salary. The target bonuses for our Chief Financial Officer, Chief Operations Officer and Chief Legal Officer have been set at 40% of their respective base salaries. Such bonuses may be paid in cash or nonvested stock or share equivalents of our common stock, par value $.001, at the discretion of the Committee.

No bonuses will be paid with respect to our EBITDA Performance Target as it was not met during the year ended March 31, 2007. As of the date of this filing, the Committee has not determined if the earned incentive compensation awards will be paid in cash or nonvested stock.

				Target Goals Based		Target Adjusted
	Annual Base	Target	Target	on Actual Results (%)		for Actual
Named Executive Officer	Salary($)	(%)	($)	Revenues	EBITDA*	Results ($)

Manuel D. Medina	350,000	75%	262,500	29.6%	—	103,637
Jose A. Segrera	200,000	40%	80,000	15.8%	—	31,585
Jamie Dos Santos	250,000	—	—	—	—	—
John Neville	200,000	—	—	—	—	—
Marvin Wheeler	200,000	40%	80,000	15.8%	—	31,585
Adam T. Smith	185,000	40%	74,000	15.8%	—	29,216

The Committee believes that the incentive awards to be paid to executive officers for fiscal 2007, in aggregate, are consistent with the level of accomplishment and appropriately reflected our performance.

Equity Incentive Awards

We believe that the grant of significant annual equity awards further links the interests of senior management and our stockholders. Therefore, we believe that the grant of stock options and the awarding of nonvested stock are important components of annual compensation. Our executive officers, including each of the Named Executive Officers, are eligible to receive awards under the 2005 Executive Compensation Plan (the “Plan”). The Committee considers several factors in determining whether awards are granted to an executive officer under the Plan. In addition to the factors referenced above regarding an executive officer’s overall compensation, factors include the executive’s position, his or her performance and responsibilities, the amount of options or other awards, if any, currently held by the officer, and their vesting schedule.

Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of stock option grants is set at fair market value on grant date. Our long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of our stock price. Stock options granted are generally exercisable in equal installments on the first, second and third anniversaries of the grant date and expire ten years from the grant date.

Because a financial gain from stock options is only possible after the price of our common stock has increased, we believe grants encourage executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of our common stock, which benefits all of our stockholders.

No Backdating or Spring Loading:  Our policy is not to backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Our options are granted at fair market value on a fixed date or event (such as an employee’s hire date) with all required approvals obtained in advance of or on the actual grant date. All grants to executive officers require the approval of the Committee. Our general practice is to grant options only on the annual grant date and on an employee’s hire date, although there are occasions when grants have been made on other dates. We are working to eliminate “off cycle” grants to the extent possible.

Grants of options and nonvested stock were made to the Named Executive Officers, excluding those eligible for commissions, by the Committee on November 27, 2006. These stock option grants expire ten years from the grant date and vest in equal installments on January 1, 2008, November 27, 2009 and November 27, 2010. See Grants of Plan-Based Awards table on page 16.

Stock Ownership Guidelines

We grant share-based incentives in order to align the interests of our employees with those of our stockholders. Terremark-issued options are not transferable during the executive’s life, other than certain gifts to family members (or trusts, partnerships, etc. that benefit family members). The Committee has ultimate discretion with regards to transferability of awards upon the death of an executive.

Benefits

As salaried, U.S.-based employees, the Named Executive Officers participate in a variety of retirement, health and welfare, and vacation benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and vacation benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits. Savings plans help employees, especially long-service employees, save and prepare financially for retirement.

Our qualified 401(k) Plan allows highly compensated employees to contribute up to 15 percent of their base salary, up to the limits imposed by the Internal Revenue Code of 1986, which we refer to as the Code — $225,000 for 2007 — on a pre- or after-tax basis. Our 401(k) plan provides for discretionary matching of employee contributions. During the year ended March 31, 2007, we provided a 50 percent match on the first 8 percent of employee contributions, which vests over five years. Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries from time to time, plus a stock fund. The 401(k) Plan is designed to provide for distributions in a lump sum after termination of service. However, loans — and in-service distributions under certain circumstances such as a hardship, attainment of age 59 1/2 or a disability — are permitted.

Perquisites

We did not provide our Named Executive Officers with any perquisites that conferred a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for our convenience, unless it is generally available on a non-discriminatory basis to all employees. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties.

We did not provide our Named Executive Officers with other perquisites such as split-dollar life insurance, reimbursement for legal counseling for personal matters, reimbursement for financial planning or tax reimbursement payments. We did not provide loans to executive officers. We may provide other employees with relocation loans in certain circumstances.

Separation and Change in Control Arrangements

The Named Executive Officers, per the terms of their respective employment agreements, are eligible for the benefits and payments if employment terminates in a separation or if there is a change in control, as described under Potential Payments on Termination or Change in Control beginning on page 19. We define separation as a termination of employment either by the employee or by us for cause or without cause.

Separation Benefits.

Individual employment agreements provide severance payments and other benefits in an amount we believe is appropriate, taking into account the time it is expected to take a separated employee to find another job. The payments and other benefits are provided because we consider a separation to be a Company-initiated termination of employment that under different circumstances would not have occurred and which is beyond the control of a separated employee. Separation benefits are intended to ease the consequences to an employee of an unexpected termination of employment. We benefit by requiring a general release from separated employees. In addition, we may request non-compete and non-solicitation provisions in connection with individual separation agreements.

We consider it likely that it will take more time for higher-level employees to find new employment, and therefore executive officers generally are paid severance for a longer period. Additional payments may be permitted in some circumstances as a result of negotiations with executive officers, especially where we desire particular nondisparagement, cooperation with litigation, noncompetition and nonsolicitation terms. See Individual Agreements under the Potential Payments on Termination or Change in Control beginning on page 19 for additional information.

Change in Control.

Individual employment agreements provide for compensation and benefits if there is a change in control. These agreements recognize the importance to us and our stockholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. A properly designed change in control agreement protects stockholder interests by enhancing employee focus during rumored or actual change in control activity through:

•	Incentives to remain with us despite uncertainties while a transaction is under consideration or pending;

•	Assurance of severance and benefits for terminated employees; and

•	Access to equity components of total compensation after a change in control.

Our stock options and nonvested stock generally vest upon a change in control (as fully described under Change in Control beginning on page 21). The remainder of benefits generally requires a change in control, followed by a termination of an executive’s employment. In adopting the so-called “single” trigger treatment for equity vehicles, we were guided by three principles:

•	Be consistent with current market practice among peers.

•	Keep employees relatively whole for a reasonable period but avoid creating a “windfall.”

•	Single trigger vesting ensures that ongoing employees are treated the same as terminated employees with respect to outstanding equity grants.

•	Single trigger vesting provides employees with the same opportunities as stockholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the deal.

•	The Company that made the original equity grant will no longer exist after a change in control and employees should not be required to have the fate of their outstanding equity tied to the new company’s future success.

•	Single trigger vesting on performance-contingent equity, in particular, is appropriate given the difficulty of replicating the underlying performance goals.

•	Support the compelling business need to retain key employees during uncertain times.

•	A single trigger on equity vesting can be a powerful retention device during change in control discussions, especially for more senior executive officers where equity represents a significant portion of their total pay package.

•	A double trigger on equity provides no certainty of what will happen when the transaction closes.

Compensation Committee Report

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with Terremark management. Based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the CD&A be included in our Annual Report on Form 10-K (Amendment No. 1) for the fiscal year ended March 31, 2007, which was filed with the Commission on July 30, 2007.

Compensation Committee

Miguel J. Rosenfeld
(Chairperson)
Antonio S. Fernandez
Rodolfo A. Ruiz

The following table summarizes the compensation of the Named Executive Officers for the fiscal year ending March 31, 2007. The Named Executive Officers are Terremark’s Chief Executive Officer, Chief Financial Officer, and four other most highly compensated executive officers ranked by their total compensation in the table below.

Summary Compensation Table
for Fiscal Year End March 31, 2007

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)(3)	($)(4)	($)	($)(5)	($)

Manuel D. Medina	2007	350,000	—	69,406	82,867	103,637	—	16,206	622,116
Chairman and Chief Executive Officer
Jose A. Segrera	2007	200,000	—	34,703	41,434	31,585	—	16,824	324,546
Executive Vice President and Chief Financial Officer
Jamie Dos Santos	2007	448,449	—	—	—	—	—	25,811	474,260
President, Terremark Federal Group
John Neville	2007	358,519	—	—	—	—	—	17,793	376,312
Senior Vice President — Sales
Marvin Wheeler	2007	200,000	—	23,789	41,434	31,585	—	26,810	323,618
Chief Operations Officer
Adam T. Smith	2007	185,000	—	6,344	27,622	29,216	—	23,921	272,103
Chief Legal Officer

(1)	Amounts for Ms. Dos Santos and Mr. Neville include sales commissions of $198,449 and $151,268, respectively

(2)	Represents the compensation costs of nonvested stock for financial reporting purposes for the year under FAS 123(R), rather than an amount paid to or realized by the Named Executive Officer. See Note 16. “Share-Based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended March 31, 2007 (the “10-K”) for the assumptions made in determining FAS 123(R) values. The FAS 123(R) value as of the grant date for nonvested stock is recognized ratably over the applicable vesting period. The shares granted to Mr. Medina and Mr. Segrera are subject to stockholder approval. These awards are recorded as share-based liabilities in accordance with FAS 123(R) and are fair valued on a quarterly basis.

(3)	Represents the compensation costs of stock options for financial reporting purposes for the year under FAS 123(R), rather than an amount paid to or realized by the Named Executive Officer. See Note 16. “Share-Based Compensation” to the Company’s consolidated financial statements set forth in the 10-K for the assumptions made in determining FAS 123(R) values. The FAS 123(R) value as of the grant date for options is recognized ratably over the applicable vesting period. There can be no assurance that the FAS 123(R) amounts will ever by realized.

(4)	These amounts relate to the compensation cost of the incentive compensation awards earned but not paid during the year ended March 31, 2007. The awards are payable in cash or nonvested stock at the discretion of the Committee. The Committee has yet to determine how the incentive compensation awards will be paid.

(5)	See All Other Compensation chart below for amounts, which include insurance and Company match on employee contributions to our 401(k) plan.

All Other Compensation for Fiscal Year Ended March 31, 2007

		Savings
		Plan
		Company
Named Executive Officer	Insurance(1)($)	Match ($)	TOTAL($)

Manuel D. Medina	8,706	7,500	16,206
Jose A. Segrera	16,824	-0-	16,824
Jamie Dos Santos	18,311	7,500	25,811
John Neville	10,293	7,500	17,793
Marvin Wheeler	22,810	4,000	26,810
Adam T. Smith	16,421	7,500	23,921

(1)	Insurance amounts include payments for medical, dental, vision, life and long-term disability.

The following table provides information on stock options and nonvested stock granted in fiscal 2007 to each of our Named Executive Officers. There can be no assurance that the grant date fair value of nonvested stock and option awards will ever be realized. The amount of these awards that were expensed in fiscal 2007 is shown in the Summary Compensation Table on page 7.

Grants of Plan-Based Awards
for Fiscal Year End
March 31, 2007

		Estimated		All Other	All Other
		Future	Estimated	Stock	Option
		Payouts	Future	Awards:	Awards:	Exercise		Grant Date
		Under Non-	Payouts	Number of	Number of	or Base		Fair Value
		Equity	Under Equity	Shares of	Securities	Price of	Closing	of Stock and
		Incentive	Incentive	Stock or	Underlying	Option	Price on	Option
	Grant	Plan Target	Plan Target	Units (#)	Options (#)	Awards($)	Grant Date	Awards($)
Name(a)	Date(b)	($)(c)(1)	(#)(d)	(c)(2)	(f)(3)	(g)	($)(h)	(i)(4)

Manuel D. Medina	11/27/2006	—	—	75,000	150,000	5.57	5.57	1,145,367
	—	103,637	—	—	—	—	—	—
Jose A. Segrera	11/27/2006	—	—	37,500	75,000	5.57	5.57	572,684
	—	31,585	—	—	—	—	—	—
Jamie Dos Santos	—	—	—	—	—	—	—	—
John Neville	—	—	—	—	—	—	—	—
Marvin Wheeler	11/27/2006	—	—	37,500	75,000	5.57	5.57	572,684
	—	31,585	—	—	—	—	—	—
Adam T. Smith	11/27/2006	—	—	10,000	50,000	5.57	5.57	298,239
	—	29,216	—	—	—	—	—	—

(1)	These amounts relate to the compensation cost of the incentive compensation awards earned but not paid during the year ended March 31, 2007. The awards are payable in cash or nonvested stock at the discretion of the Committee. The Committee has yet to determine how the incentive compensation awards will be paid.

(2)	Nonvested stock grants are shares of Terremark Common Stock that generally vest over three years. Column (e) represents grants of nonvested stock made by the Committee to our Named Executive Officers on November 27, 2006. These grants vest in equal installments beginning on January 1, 2008, November 27, 2008 and November 27, 2009. The nonvested stock granted to Mr. Medina and Mr. Segrera is subject to stockholder approval at the next stockholders’ meeting. These grants have been accounted for as share-based liabilities in accordance with FAS 123(R).

(3)	Column (f) represents grants of stock options made by the Committee to our Named Executive Officers on November 27, 2006. These grants expire in ten years and vest in equal installments beginning on January 1, 2008, November 27, 2008 and November 27, 2009.

(4)	Column (i) represents the aggregate FAS 123(R) values of options and nonvested stock granted during fiscal 2007. The per-option FAS 123(R) grant date value was $4.86 each for all options. See Note 16. “Share-Based Compensation” to the Company’s consolidated financial statements set forth in the 10-K for the assumptions made in determining FAS 123(R) values. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the FAS 123(R) value.

The following table shows the number of shares covered by exercisable and unexercisable options and nonvested stock held by our Named Executive Officers on March 31, 2007.

Outstanding Equity Awards
at Fiscal Year-End
March 31, 2007

	Option Awards					Stock Awards
									Equity
								Equity	Incentive Plan
			Equity					Incentive Plan	Awards:
			Incentive Plan					Awards:	Market or
	Number of	Number of	Awards:					Number of	Payout of
	Securities	Securities	Number of			Number of	Market Value	Unearned	Unearned
	Underlying	Underlying	Securities			Shares or	of Shares or	Shares, Units	Shares, Units
	Unexercised	Options	Underlying			Units That	Units of Stock	or Other	or Other
	Options (#)	(#)	Unexercised	Option	Option	Have Not	That Have Not	Rights That	Rights That
	Exercisable	Unexercisable	Unearned	Exercise Price	Expiration	Vested (#)(g)	Vested ($)(h)	Have Not	Have Not
Name(a)	(b)(1)	(c)(2)	Options(#)(b)	($)(e)(3)	Date(f)	(4)	(5)	Vested (#)(i)	Vested ($)(j)

Manuel D. Medina	10,000	—	—	31.88	9/21/2010	—	—	—	—

	10,000	—	—	6.70	10/18/2011	—	—	—	—

	11,500	—	—	6.00	10/18/2014	—	—	—	—

	10,000	—	—	6.30	1/21/2015	—	—	—	—

	—	150,000	—	5.57	11/27/2016	—	—	—	—

	—	—	—	—	—	75,000	604,500	—	—
Jose A. Segrera	10,000	—	—	33.13	8/31/2010	—	—	—	—

	5,000	—	—	15.00	1/15/2011	—	—	—	—

	20,000	—	—	6.70	10/18/2011	—	—	—	—

	10,000	—	—	5.10	4/1/2012	—	—	—	—

	10,000	—	—	3.30	3/31/2013	—	—	—	—

	10,000	—	—	6.50	7/9/2014	—	—	—	—

	10,000	—	—	6.74	7/14/2015	—	—	—	—

	—	75,000	—	5.57	11/27/2016	—	—	—	—

	—	—	—	—	—	37,500	302,250	—	—
Jamie Dos Santos	15,000	—	—	15.00	3/7/2011	—	—	—	—

	20,000	—	—	6.70	10/18/2011	—	—	—	—

	27,500	—	—	5.10	4/1/2012	—	—	—	—

	20,000	—	—	3.30	4/1/2013	—	—	—	—

	10,000	—	—	6.50	7/9/2014	—	—	—	—

	10,000	—	—	6.74	7/14/2015	—	—	—	—
John Neville	25,000	—	—	6.20	4/18/2015	—	—	—	—
Marvin Wheeler	5,000	—	—	14.00	3/13/2011	—	—	—	—

	500	—	—	7.80	8/17/2011	—	—	—	—

	10,000	—	—	6.70	10/18/2011	—	—	—	—

	10,000	—	—	5.10	4/1/2012	—	—	—	—

	20,000	—	—	3.30	3/31/2013	—	—	—	—

	10,000	—	—	6.50	7/9/2014	—	—	—	—

	10,000	—	—	6.74	7/14/2015	—	—	—	—

	—	75,000	—	5.57	11/27/2016	—	—	—	—

			—	—	—	37,500	302,250	—	—
Adam T. Smith	5,000	—	—	7.80	2/2/2014	—	—	—	—

	3,000	—	—	6.74	7/14/2015	—	—	—	—

	—	50,000	—	5.57	11/27/2016	—	—	—	—

	—	—	—	—	—	10,000	80,600	—	—

(1)	Options granted generally vest over three years and become exercisable on the first, second and third anniversary of their grant and expire on the date shown in column (f), which is the day of the tenth anniversary of their grant.

(2)	Options granted on November 27, 2006 expire on the date shown in column (f), which is the tenth anniversary of their grant and vest in equal installments beginning on January 1, 2008, November 27, 2008 and November 27, 2009.

(3)	Option exercise prices are based on the closing price of our common stock on the applicable grant date.

(4)	These nonvested stock grants vest in equal installments beginning on January 1, 2008, November 27, 2008 and November 27, 2008. The shares granted to Mr. Medina and Mr. Segrera are pending approval by our stockholders.

(5)	The market value of these nonvested stock grants is calculated using the closing price of our common stock on March 31, 2007, which was $8.06.

On March 23, 2006, the Committee approved the vesting, effective as of March 31, 2006, of all unvested stock options previously granted under our stock options and executive incentive compensation plans. The options affected by this accelerated vesting had exercise prices ranging from $2.79 to $16.50. As a result of the accelerated vesting, options to purchase approximately 460,000 shares became immediately exercisable. All other terms of these options remain unchanged. The Committee accelerated the vesting of options for the following Named Executive Officers:

		Strike
Named Executive Officer	Shares	Prices

Manuel D. Medina	1,000	$6.30
Jose A. Segrera	10,001	$3.30-6.50
Jamie Dos Santos	13,333	$3.30-6.50
John Neville	25,000	$6.20
Marvin Wheeler	13,333	$3.30-6.50
Adam T. Smith	1,667	$6.50

	64,334

During the year ended March 31, 2007, our Named Executive Officers did not acquire any shares of our common stock upon the exercise or vesting of options.

Potential Payments on Termination or Change in Control

The section below describes the payments that may be made to Named Executive Officers upon separation as defined below, pursuant to individual agreements, or in connection with a change in control.

Separation

We provide separation pay and benefits to our Named Executive Officers via individual employment agreements. To be eligible for all of the benefits described below, a general release of claims in the form determined by us is required, as well as nondisparagement, cooperation with litigation and, in some cases, noncompetition and nonsolicitation agreements as determined by us in connection with, and at the time of, the separation. These individual agreements may affect the amount paid or benefits provided following termination of their employment under certain conditions as described below.

Manuel D. Medina:  Mr. Medina is employed as our Chairman, Chief Executive Officer and President under the terms of an amended and restated employment agreement; the terms of which commenced on April 28, 2001. The amended and restated agreement is for a term of twelve months and automatically renews for successive one year terms until either party gives written notice of its intention not to renew. The amended and restated agreement provides for an initial annual base salary of $350,000 and is subject to increases. Pursuant to the terms of his agreement, Mr. Medina is prohibited from competing with us for a one year period following the termination of his employment, unless this termination is by us without cause or by him for “good reason” as specified in the employment agreement. If Mr. Medina’s employment were to be terminated by us without cause, without a change in control or by him for “good reason”, he is entitled to receive his annual base salary through the date his employment would have ended under the terms of his agreement, but in no event for more than six months.

Jose A. Segrera:  Mr. Segrera has entered into a one year employment agreement, commencing September 25, 2001, employing him as our Chief Financial Officer. The agreement automatically renews for successive one year terms until either party gives written notice of its intention not to renew. In June 2001, Mr. Segrera’s title was changed to Executive Vice President and Chief Financial Officer. The agreement provides for an initial annual base salary of $150,000, which has been increased to $200,000, and is subject to further increases. Pursuant to the terms of his agreement, Mr. Segrera is prohibited from competing with us for a one year period following termination of his employment, unless this termination is by us without cause or by him for “good reason” as specified in the employment agreement. If Mr. Segrera’s employment were to be terminated by us without cause, without a change in control or by him for “good reason”, he is entitled to receive his annual base salary through the date his employment would have ended under the terms of his agreement, but in no event for more than six months.

Jamie Dos Santos:  Ms. Dos Santos has entered into a one year employment agreement, commencing November 1, 2002, employing her as our Senior Vice President of Global Initiatives. The agreement automatically renews for successive one year terms until either party gives written notice of its intention to terminate. The agreement provides for an annual base salary of $250,000 and is subject increases. Pursuant to the terms of her agreement, Ms. Dos Santos is prohibited from competing with us for a one year period following termination of her employment, unless this termination is by us without cause or by her for “good reason” as specified in the employment agreement. In April 2003, Ms. Dos Santos became our Chief Marketing Officer. If Ms. Dos Santos’ employment were to be terminated by us without cause, without a change in control or by her for “good reason”, she is entitled to receive her annual base salary for a period of six months from the date of termination.

John Neville:  Mr. Neville has entered into an employment agreement, commencing April 18, 2005, employing him as our Senior Vice President of Commercial Sales. The agreement is for an indefinite term until either party gives written notice of its intention to terminate. The agreement provides for an annual base salary of $200,000, and is subject to further increases. Pursuant to the terms of his agreement, Mr. Neville is prohibited from competing with us for a one year period following termination of his employment, unless this termination is by us without cause or by him for “good reason” as specified in the employment agreement. If Mr. Neville’s employment were to be terminated by us without cause, without a change in control or by him for “good reason”, he is entitled to receive his annual base salary for a period of three months.

Marvin Wheeler:  Mr. Wheeler has entered into an employment agreement, commencing November 1, 2002, employing him as our Senior Vice President of Operations. The agreement is effective until either party gives written notice of its intention to terminate. The agreement provides for an annual initial base salary of $175,000, which has been increased to $200,000, and is subject to further increases. Pursuant to the terms of his agreement, Mr. Wheeler is prohibited from competing with us for a one year period following termination of his employment, unless this termination is by us without cause or by him for “good reason” as specified in the employment agreement. In November 2003, Mr. Wheeler became our Chief Operations Officer. If Mr. Wheeler’s employment were to be terminated by us without cause, without a change in control or by him for “good reason”, he is entitled to receive his annual base salary for a period of six months from the date of termination.

Adam T. Smith:  Mr. Smith has entered into an employment agreement, commencing October 20, 2006, employing him as our Chief Legal Officer. Mr. Smith previously served as our Deputy General Counsel. The agreement is effective until either party gives written notice of its intention to terminate. The agreement provides for an annual base salary of $185,000 and is subject to further increases. Pursuant to the terms of his agreement, Mr. Smith is prohibited from competing with us for a one year period following termination of his employment, unless this termination is by us without cause or by him for “good reason” as specified in the employment agreement. If Mr. Smith’s employment were to be terminated by us without cause, without a change in control or by him for “good reason”, he is entitled to receive his annual base salary for a period of six months from the date of termination.

A termination for “good reason” for the Named Executive Officers generally includes any of the following actions by us without the executive’s written consent:

•	The assignment to the executive of any duties or responsibilities inconsistent in any respect with the executive’s position or a similar position with us or one of our subsidiaries or any other action by us which results in a substantial and compelling diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by us promptly after receipt of notice by the executive.

•	Reducing annual base salary or level of bonus opportunity, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by us promptly after receipt of notice by the executive.

•	Changing the executive’s office or location outside of the area for which the executive was originally hired to work except for travel reasonably required in the performance of the executive’s responsibilities.

•	Any good faith determination of “good reason” made by the Committee shall be conclusive.

A termination by us for cause generally includes:

•	An action or omission of the executive which constitutes a willful and material breach of, or failure or refusal (other than by reason of disability) to perform his or her duties under their respective employment agreement which is not cured within fifteen days after receipt by the executive or written notice.

•	Fraud, embezzlement, misappropriation of funds or breach of trust in connection with his or her services.

•	Conviction of a felony or any other crime which involves dishonesty or a breach of trust.

•	Gross negligence in connection with the performance of the executive’s duties, which is not cured within fifteen days after receipt by the executive or written notice.

•	Insubordination or other refusal to adhere to our policy or the instructions of a superior.

•	Negligence by commission or omission that results in injury or damage to Terremark.

Change in Control

With respect to the Named Executive Officers, the following severance benefits would be provided upon qualifying terminations of employment in connection with or within one year following a change in control:

•	Cash severance pay equal to the sum of two times his or her annual base salary and incentive compensation.

•	The value of any annual fringe benefits.

•	Accrued incentive compensation through the date of termination.

A “change in control” generally consists of any of the following:

•	Approval by our stockholders of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions.

•	A liquidation or dissolution of Terremark.

•	The acquisition of Terremark by any person or group of more than 30% of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors.

•	The resignation of Manuel D. Medina as both our Chairman and CEO, his death or his absence from our day to day business affairs for more than 90 consecutive days due to disability or incapacity.

The following describes the treatment of outstanding stock options and nonvested stock upon a change of control per our different stock plans except for certain options issued prior to the 2000 Stock Option Plan:

2005 Executive Compensation Plan and 2000 Directors Plan

•	Upon a change in control, all outstanding stock options and nonvested stock will become fully vested.

2000 Stock Option Plan

•	To the extent not previously exercised each option shall terminate immediately.

•	The Committee in its sole discretion may cancel any option that remains unexercised on the effective date of the transaction. The Committee shall give written notice in order that optionees may have a reasonable period of time prior to the closing date of the change in control within which to exercise any exercisable options.

The table below was prepared as though a change in control occurred and the Named Executive Officers’ employment was terminated on March 30, 2007 (the last business day of 2007) using the share price of our common stock as of that day (both as required by the Commission). With those assumptions taken as given, we believe the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable individually and in the aggregate. However, a change in control did not occur on March 30, 2007 and the executives were not terminated on that date. There can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or at any other price, or if any assumption is not correct in fact.

Change in Control Payment and Benefit
Estimates as of March 30, 2007

		Accelerated Vesting of
		Equity Value
	Severance	Stock	Nonvested
Named Executive Officer	Pay($)	Options ($)	Stock($)	Total($)

Manuel D. Medina	700,000	1,080,990	604,500	2,385,490
Jose A. Segrera	400,000	540,495	302,250	1,242,745
Jamie Dos Santos	500,000	—	—	500,000
John Neville	400,000	—	—	400,000
Marvin Wheeler	400,000	540,495	302,250	1,242,745
Adam T. Smith	370,000	360,330	80,600	810,930

General Assumptions

•	Change in control date was March 30, 2007

•	All executives were terminated on change in control date

Equity-based Assumptions

•	Stock options and nonvested stock vested on March 30, 2007

•	Stock options that become vested due to the change in control are valued using the Black-Scholes option valuation model, based on the following inputs:

•	actual exercise price of each option

•	fair value of $8.06 per share

•	expected term and volatility numbers based on Note 16. “Share-Based Compensation” to the Company’s consolidated financial statements set forth in the 10-K

•	current dividend rate and risk-free rate

•	Using Black-Scholes to determine option values causes value for purposes of excise tax purposes even for “underwater” options — that is, options whose exercise price is greater than the closing price on the date of the change in control

Director Compensation

We maintain a policy of compensating our directors using stock option and nonvested stock grants and, in the case of service on some committees of our Board, payments of cash consideration. Upon their election as a member of our Board, each director received options to purchase 10,000 shares of our common stock. Our employee directors receive the same compensation as our non-employee directors. As described more fully below, this chart summarizes the annual cash compensation for our Board during fiscal 2007.

Director Compensation for Fiscal Year-End
March 31, 2007

	Fees
	Earned			Non-Equity
	or Paid	Stock	Option	Incentive Plan	All Other
	in Cash	Awards($)	Awards($)	Compensation	Compensation
Name(a)	($)(b)	(c)(1)	(d)	($)(e)	($)(f)		Total($)

Guillermo Amore	—	285,015	—	—	390,000	(2)	675,015
Timothy Elwes	—	9,515	—	—	—		9,515
Antonio S. Fernandez	23,000	9,515	—	—	—		32,515
Arthur L. Money	—	9,515	—	—	60,000	(3)	69,515
Marvin S. Rosen	2,000	9,515	—	—	—		11,515
Miguel J. Rosenfeld	24,000	9,515	—	—	—		33,515
Rodolfo A. Ruiz	27,000	9,515	—	—	—		36,515
Joseph R. Wright Jr.	—	9,515	—	—	100,000	(4)	109,515

(1)	Represents the compensation costs of nonvested stock for financial reporting purposes for fiscal 2007 under FAS 123(R), rather than an amount paid to or realized by the Director. See Note 16. “Share-Based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended March 31, 2007 (the “10-K”) for the assumptions made in determining FAS 123(R)values. The FAS 123(R) value as of the grant date for nonvested stock is recognized ratably over the applicable vesting period. There can be no assurance that the FAS 123(R) amounts will ever be realized.

On November 27, 2006, the Committee approved the grant of 5,000 shares of nonvested stock to each director. These grants vest in equal installments beginning on January 1, 2008, November 27, 2008 and November 27, 2009.

The amounts for Mr. Amore and Mr. Money include grants of 50,000 and 15,000 shares, respectively, of nonvested stock made in conjunction with their respective consulting agreements with us. See Column (f).

As of March 31, 2007, the aggregate number of stock option awards outstanding was: Mr. Amore — 41,500 shares; Mr. Elwes — 41,500 shares; Mr. Fernandez — 31,500 shares; Mr. Money — 31,500; Mr. Rosen — 46,000 shares; Mr. Rosenfeld — 41,500 shares; Mr. Ruiz — 31,500 shares; and Mr. Wright — 61,500 shares.

(2)	In November 2006, we entered into a consulting agreement with Mr. Amore. The agreement, effective October 2006, provides for annual compensation of $240,000, payable monthly. In conjunction with this agreement, our Board of Directors approved the issuance of 50,000 shares of nonvested stock with a vesting period of one year. In addition, we paid Mr. Amore a $150,000 consulting fee in June 2006 related to services provided in connection with NAP development activities.

(3)	On June 13, 2006, we entered into an employment letter agreement with Mr. Money where he agreed to serve as our Director of Government, Military and Homeland Security Affairs. The employment letter expired by its terms on January 31, 2007 but continues in effect unless terminated by us or him on 48 hours written notice for terminations with cause or on 90 days written notice for terminations without cause. The agreement provides for annual compensation of $60,000, payable monthly, and a grant of 15,000 shares of nonvested stock. The compensation cost of this award was recognized in the year ended March 31, 2006. Mr. Money is not considered an officer of Terremark, and the employment letter expressly provides that he is not granted the ability to bind us to any agreement with a third party or to incur any obligation or liability on our behalf.

(4)	On September 21, 2001, we entered into a consulting agreement with Mr. Wright. The agreement is for a term of one year after which it renews automatically for successive one year periods. Either party may terminate the agreement by providing 90 days notice. The agreement provides for annual compensation of $100,000, payable monthly.

Directors are compensated for their service as a director as shown below:

Schedule of Director Fees
March 31, 2007

Compensation Item	Amount ($)

Annual Retainers
Audit Committee Chair	12,000
Compensation Committee Chair	8,000
Audit Committee Members	9,000
Compensation Committee Members	6,000
Per meeting fees	1,000

All annual retainers are paid in quarterly installments.

Stock Options.  On March 23, 2006, the Committee approved the accelerated vesting, effective as of March 31, 2006, of all unvested stock options previously granted under our stock option and executive incentive compensation plans. The options affected by this accelerated vesting had exercise prices ranging from $2.79 to $16.50. As a result of the accelerated vesting, options to purchase approximately 460,000 shares became immediately exercisable. Except for the accelerated vesting, all other terms of these options remain unchanged. The Committee accelerated the vesting of options for the following directors:

		Strike
Name	Shares	Prices

Guillermo Amore	1,000	$6.30
Timothy Elwes	1,000	$6.30
Antonio S. Fernandez	4,000	$6.30
Arthur L. Money	2,000	$6.30
Marvin S. Rosen	4,000	$6.30
Miguel J. Rosenfeld	1,000	$6.30
Rodolfo A. Ruiz	5,000	$6.30
Joseph R. Wright, Jr.	3,000	$6.30

	21,000

The options granted to our directors vest as follows: one-third of the shares vest as of the date of grant, one-third on the first anniversary of the date of grant, and one-third on the second anniversary of the date of grant. On January 21, 2005, our board of directors approved a one-time grant of additional options to purchase 10,000 shares of our common stock to each of our directors at an exercise price equal to $6.30 per share. These options vested 10% for each meeting attended by the respective director during the 18-month period commencing on the date of grant. Any options not vested by the end of this 18-month period were deemed to be forfeited by that director and cancelled. Notwithstanding the 18-month term of these options, based upon our compensation committee’s approval of the accelerated vesting of all unvested options previously granted under our stock option and executive incentive compensation plans, these options vested prior to their forfeiture effective as of March 31, 2006.

The exercise price of the options is the closing price of our common stock on the date of grant unless otherwise determined by the Committee. The exercise price is payable in cash at the time the stock options are exercised.

Other.  We reimburse all directors for travel and other necessary business expenses incurred in the performance of their services we extend coverage to them under our travel accident and directors’ and officers’ indemnity insurance policies.

Equity Compensation Plan Information

The following table summarizes share and exercise price information about our equity compensation plans as of March 31, 2007.

Number of
Securities to be
	Issued Upon	Weighted Average	Number of
	Exercise of	Exercise Price of	Securities
	Outstanding	Outstanding	Available for
	Options, Nonvested	Options, Nonvested	Future Issuance
	Stock, Warrants and	Stock, Warrants and	Under Equity
Plan Category	Rights	Rights	Compensation Plans

Equity compensation plans approved by security holders(1)	5,438,315	$8.76	29,000
Equity compensation plans not approved by security holders(2)	142,500	$—	—

(1)	Includes options to purchase shares of our common stock and other rights under the following stockholder-approved plans: the 1996 Plan, the 2000 Directors Plan, the 2000 Stock Option Plan and the 2005 Executive Compensation Plan.

(2)	These securities represent nonvested stock granted to employees that are subject to stockholder approval at the next stockholders’ meeting. The amount includes 75,000 and 37,500 shares granted to Mr. Medina and Mr. Segrera, respectively. The remaining balance pertains to newly hired employees who are not Named Executive Officers.

PROPOSAL NO.  2 — AMENDMENT OF OUR 2005 EXECUTIVE INCENTIVE COMPENSATION PLAN

The purpose of the 2005 Executive Incentive Compensation Plan, or the 2005 Plan, is to provide a means for us and our subsidiaries and other designated affiliates, which we refer to as related entities, to attract key personnel to provide services to us and our related entities, as well as to provide a means by which those key persons can acquire and maintain stock ownership, resulting in a strengthening of their commitment to our welfare and the welfare of our related entities and promoting the mutuality of interests between participants and our shareholders. A further purpose of the 2005 Plan is to provide participants with additional incentive and reward opportunities designed to enhance our profitable growth and the profitable growth of our related entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.

As of the record date, the following shares were authorized and available for issuance under the plan:

Authorized	1,000,000
Available for Issuance	82,600

In order to continue to provide the appropriate equity incentives to employees in the future, on September 4, 2007, our board of directors approved, subject to stockholder approval, an increase of 3,000,000 shares of our common stock reserved for issuance under the 2005 Plan. Our board of directors recommends that stockholders approve the amendment to the 2005 Plan to provide for an increase in the number of shares of our common stock reserved for issuance under the plan from 1,000,000 to 4,000,000 shares. If the stockholders do not approve the amendment to the 2005 Plan, the amendment will not go into effect and the board of directors will consider whether to adopt some alternative arrangement based on its assessment of our needs. The text of the proposed amendment to the 2005 Plan is attached as Exhibit A to this proxy statement.

The amendment to the 2005 Plan to increase the number of shares reserved must be approved by the holders of at least a majority of the outstanding shares of our common stock and voting preferred stock present, or represented, and entitled to vote at the annual meeting. In the event stockholder approval is not obtained, we will not increase the number of shares of common stock reserved for issuance under the 2005 Plan, but awards may continue to be made under the terms of the 2005 Plan as currently in effect. As discussed below, the 2005 Plan is intended to (i) comply with specified exclusions from the limitations of Section 162(m) of the Code, as described below, (ii) be eligible under the “plan lender” exemption from the margin requirements of Regulation G under the Exchange Act, (iii) comply with the incentive stock options rules under Section 422 of the Code and (iv) comply with the stockholder approval requirements for the listing of shares on the NASDAQ.

The following is a summary of certain principal features of the 2005 Plan. The below summary is not complete, and you are urged to read the actual text of the 2005 Plan in its entirety, which was previously filed as Exhibit A to our Proxy Statement on Schedule 14A filed with the Commission on August 16, 2005.

Description of the 2005 Executive Incentive Compensation Plan

Shares Available for Awards; Annual Per-Person Limitations

Currently, the total number of shares of our common stock that may be subject to the granting of awards under the 2005 Plan is equal to 1,000,000 shares, plus the number of shares with respect to which awards previously granted under the 2005 Plan that terminate without being exercised, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements. If the proposed amendment to the 2005 Plan is approved, the total number of shares of our common stock that may be subject to the granting of awards under the 2005 Plan shall be equal to 4,000,000 shares, plus the number of shares with respect to which awards previously granted under the 2005 Plan that terminate without being exercised, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements.

Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the 2005 Plan pursuant to the acquisition of a business are not subject to, and do not count against, the foregoing limit.

In addition, the 2005 Plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year, the number of options, SARs, restricted shares of our common stock, deferred shares of our common stock, shares as a bonus or in lieu of other obligations of ours, and other stock-based awards granted to any one participant may not exceed 500,000 for each type of these awards, subject to adjustment in specified circumstances. The maximum amount that may be earned by any one participant as a performance award in respect of a performance period of one year is $1,000,000, and in addition the maximum amount that may be earned by one participant as a performance award in respect of a performance period greater than one year is $5,000,000.

A committee of our Board of Directors, which we refer to as the committee, is to administer the Plan. See “Administration.” The committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of our common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive awards under the 2005 Plan are the officers, directors, employees, consultants and any other person who provides services to us and our related entities. An employee on leave of absence may be considered as still in our employ or the employ of our related entity for purposes of eligibility for participation in the 2005 Plan.

Administration

Our Board of Directors shall select the committee that will administer the 2005 Plan. All committee members must be “non-employee directors” as defined by Rule 16b-3 of the Exchange Act, “outside directors” for purposes of Section 162(m) of the Code, and independent as defined by the NASDAQ or any other national securities exchange on which any of our securities may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, our Board of Directors may exercise any power or authority granted to the committee. Subject to the terms of the 2005 Plan, the committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2005 Plan and make all other determinations that may be necessary or advisable for the administration of the 2005 Plan.

Stock Options and SARs

The committee is authorized to grant stock options, including both incentive stock options or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of our common stock on the date of exercise (or the “change in control price,” as defined in the Plan, following a change in control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the committee, but in the case of an ISO must not be less than the fair market value of a share of our common stock on the date of grant. For purposes of the 2005 Plan, the term “fair market value” means the fair market value of our common stock, awards or other property as determined by the committee or under procedures established by the committee. Unless otherwise determined by the committee or our Board of Directors, the fair market value of our common stock as of any given date shall be the closing sales price per share of our common stock as reported on the principal stock exchange or market on which our common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months (or that the committee otherwise determines will not result in a financial accounting charge to us), outstanding awards or other property having a fair market value equal to the exercise price, as the committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the committee. SARs granted under the 2005 Plan may include “limited SARs” exercisable for a stated period of time following a change in control of Terremark or upon the occurrence of some other event specified by the committee, as discussed below.

Restricted and Deferred Stock

The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our common stock which may not be sold or disposed of, and which may be forfeited in the event of specified terminations of employment or service, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of our shareholders, unless otherwise determined by the committee. An award of deferred stock confers upon a participant the right to receive shares of our common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of specified terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards or otherwise as specified by the committee.

Bonus Stock and Awards in Lieu of Cash Obligations

The committee is authorized to grant shares of our common stock as a bonus free of restrictions, or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the 2005 Plan or other plans or compensatory arrangements, subject to terms the committee may specify.

Other Stock-Based Awards

The committee is authorized to grant awards under the 2005 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. These awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, purchase rights for shares of our common stock, awards with value and payment contingent upon our performance or any other factors designated by the committee, and awards valued by reference to the book value of shares of our common stock or the value of securities of or the performance of specified subsidiaries or business units. The committee determines the terms and conditions of these awards.

Performance Awards

The right of a participant to exercise or receive a grant or settlement of an award, and the timing of these awards, may be subject to performance conditions (including subjective individual goals) as may be specified by the committee. In addition, the 2005 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our common stock or other awards upon achievement of specified pre-established performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the committee, be subject to provisions that should qualify these awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means our chief executive officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among our three highest compensated officers, other than our chief executive officer and our principal financial officer, as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the committee, not our Board of Directors.

Subject to the requirements of the 2005 Plan, the committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria for our company, on a consolidated basis, and/or for our related entities, or for business or geographical units of our company and/or a related entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the committee in establishing performance goals for performance awards to “covered employees” that are intended to qualify under Section 162(m):

(1) earnings per share;

(2) revenues or margin;

(3) cash flow;

(4) operating margin;

(5) return on net assets;

(6) return on investment;

(7) return on capital;

(8) return on equity;

(9) economic value added;

(10) direct contribution;

(11) net income,

(12) pretax earnings;

(13) earnings before interest, taxes, depreciation and amortization;

(14) earnings after interest expense and before extraordinary or special items;

(15) operating income;

(16) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of our company;

(17) working capital;

(18) management of fixed costs or variable costs;

(19) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures;

(20) total shareholder return;

(21) debt reduction; and

(22) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the committee including the Standard & Poor’s 500 Stock Index or a group of comparable companies.

The committee may exclude the impact of an event or occurrence which the committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of our company or not within the reasonable control of our company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

In granting performance awards, the committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of the above-described business criteria. During the first 90 days of a performance period, the committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

After the end of each performance period, the committee will determine (i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the 2005 Plan. The committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards

Awards may be settled in the form of cash, shares of our common stock, other awards or other property, in the discretion of the committee. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of our common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the 2005 Plan. The committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2005 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 of the Exchange Act.

Awards under the 2005 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under the 2005 Plan or awards under other plans maintained by us, or other rights to payment from us, and may grant awards in addition to and in tandem with these other awards, rights or other awards.

Acceleration of Vesting; Change in Control

The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and this accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a “change in control” of Terremark, as defined in the 2005 Plan (including the cash settlement of SARs and “limited SARs” which may be exercisable in the event of a change in control). In addition, the committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any “change in control.” Upon the occurrence of a change in control, if so provided in the award agreement, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined “change in control price,” which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all assets of Terremark, or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control.

For purposes of the 2005 Plan, a “change in control” means the occurrence of any of the following events (whether or not approved by our Board of Directors):

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than permitted holders, i.e., Manuel D. Medina, Francis Lee and any “controlled affiliate of Manuel D. Medina and/or Francis Lee, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 331/3% or more of the total voting or economic power of our voting common stock;

(ii) during any period of two consecutive years, individuals who at the beginning of this period constituted our Board of Directors together with any new directors whose election to our board was approved by a vote of 662/3% of the directors then still in office cease for any reason to constitute a majority of our Board of Directors then in office;

(iii) we consolidate with or merge with any person or sell all or substantially all of our assets to any person, or any corporation consolidates with or merges with us, resulting in our outstanding voting common stock being changed into or exchanged for cash, securities or other property, other than where in this transaction our outstanding voting common stock is not changed or exchanged at all, except to change our jurisdiction of incorporation or in those cases where:

(A) no “person” or “group,” other than the permitted holders described above, owns immediately after this transaction 331/3% or more of the total voting or economic power of the voting common stock of the surviving corporation; and

(B) the holders of our voting common stock immediately prior to this transaction own at least a majority of the total voting and economic power of the voting common stock of the surviving or transferee corporation immediately after this transaction; or

(iv) any order, judgment or decree shall be entered against us decreeing our dissolution or split up of and this order remains undischarged or unstayed for a period in excess of sixty days.

Amendment and Termination

Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2005 Plan or the committee’s authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2005 Plan which might increase the cost of the 2005 Plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the 2005 Plan will terminate at such time as no shares of our common stock remain available for issuance under the 2005 Plan and we have no further rights or obligations with respect to outstanding awards under the 2005 Plan.

Federal Income Tax Consequences of Awards of Options

The 2005 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

On exercise of a nonqualified stock option granted under the 2005 Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of Terremark or a related entity, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of our stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Incentive Stock Options

The 2005 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in Section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which we refer to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the disqualifying disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the required holding period for those shares is treated as making a disqualifying disposition of those shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a disqualifying disposition in a later year, no income with respect to the disqualifying disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. However, if there is a disqualifying disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2005 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2005 Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights

We may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2005 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to us upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. We generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code

Section 162 Limitations

The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that options granted to employees whom the committee expects to be covered employees at the time a deduction arises in connection with these options, will qualify as this “performance-based compensation,” so that these options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options under the 2005 Plan will qualify as “performance-based compensation” that is fully deductible by us under Section 162(m).

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE
AMENDMENT TO OUR 2005 EXECUTIVE INCENTIVE COMPENSATION PLAN.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have entered into indemnification agreements with all of our directors and some of our officers, to provide them with the maximum indemnification allowed under our bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being one of our directors, officers or employees, to the extent such indemnification is permitted by the laws of Delaware. We believe that the limitation of liability provisions in our Amended and Restated Certificate of Incorporation and the indemnification agreements enhance our ability to continue to attract and retain qualified individuals to serve as directors and officers.

On June 13, 2006, we entered into an employment letter agreement with Arthur J. Money, a member of our board of directors. Under the terms of this letter agreement, Mr. Money agreed to serve as Director — Government, Military and Homeland Security Affairs. The employment letter expires by its terms on January 31, 2007; however, it continues in effect unless terminated by us or him on 48 hours written notice for terminations with cause or on 90 days written notice for terminations without cause. Mr. Money’s compensation under the employment letter consists of $5,000 per month and a grant of 15,000 shares of our common stock issued under the terms of our 2005 Executive Incentive Compensation Plan. Notwithstanding his title, Mr. Money is not considered an officer of Terremark, and the employment letter expressly provides he is not granted the ability to bind Terremark to any agreement with a third party or to incur any obligation or liability on behalf of Terremark.

On May 26, 2005, we issued 111,017 shares of our common stock to Joseph R. Wright, our Vice Chairman, in connection with the exercise of certain of his options at $3.50 per share.

We entered into an agreement with Mr. Wright, commencing September 21, 2001, engaging him as an independent consultant. The agreement is for a term of one year after which it renews automatically for successive one-year periods. Either party may terminate the agreement by providing 90 days notice. The agreement provides for an annual compensation of $100,000, payable monthly.

We have also entered into a consulting agreement with Guillermo Amore, a member of our board of directors, engaging him as an independent consultant. The agreement, effective October 2006, provides for annual compensation of $240,000, payable monthly. In addition, in October 2006, our board of directors approved the issuance of 50,000 shares of nonvested stock to Mr. Amore with a vesting period of one year.

On May 2003, we entered into a subcontractor agreement with Fusion Telecommunications International, Inc. to provide Internet protocol services under our agreement with the Diplomatic Telecommunications Service — Program Office for 16 U.S. embassies and consulates in Asia and the Middle East with another one scheduled to be installed. Fusion’s Chief Executive Officer, Marvin Rosen, is one of our directors. In addition, Fusion’s former Chairman, Joel Schleicher, and Kenneth Starr, one of Fusion’s other directors, formerly served on our board. Manuel D. Medina, our Chairman, President and Chief Executive Officer, and Joseph R. Wright, Jr., another director of ours, formerly served on Fusion’s board of directors. During the year ended March 31, 2007 and 2006, we purchased approximately $0.5 million and $1.3 million in services from Fusion, respectively.

INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP

On October 5, 2005, our audit committee unanimously determined to dismiss PwC as our independent registered certified public accounting firm. On October 5, 2005, we informed PwC representatives of their dismissal, which became effective as of the date PwC completed its procedures on our unaudited interim financial statements as of September 30, 2005 and for the three and six month periods then ended and the Quarterly Report on Form 10-Q in which such unaudited interim financial statements were included. These procedures were completed on November 9, 2005.

The reports of PwC on our financial statements as of and for the year ended March 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal year ended March 31, 2005 and through October 5, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference thereto in its reports on the financial statements for such years.

During the years ended March 31, 2005, and through October 5, 2005, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except as described below:

•	In accordance with Section 404 of the Sarbanes-Oxley Act of 2002, we completed our assessment of the effectiveness of its internal control over financial reporting and concluded that our internal control over financial reporting was not effective as of March 31, 2005 due to material weaknesses in our internal control related to (i) the restriction of access to key financial applications and data and controls over the custody and processing of disbursements and of customer payments received by mail, and (ii) the billing function to ensure that invoices capture all services delivered to customers and that such services are invoiced and revenue is recorded accurately and timely, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). More details on these two material weaknesses in internal control over financial reporting and management’s plans to remediate these weaknesses are discussed in Item 9A of our Annual Report on Form 10-K (Amendment No. 2), which was filed with the Commission on August 17, 2005, and in Item 4 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. In connection with the previously described restatement of our consolidated financial statements, we determined we would restate our report on internal controls over financial reporting as of March 31, 2005 to include this additional material weakness.

•	On November 9, 2005, the Company filed a Current Report on Form 8-K, indicating it would restate its Annual Report on Form 10-K for the year ended March 31, 2005 and its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2004. In connection with this restatement, management determined that the following material weakness also existed as of September 30, 2005: The Company did not maintain effective controls over the accounting for and calculation of earnings per share. More details on this restatement and the additional material weakness in internal control over financial reporting can be found in Item 4.02(a) of the Company’s Current Report on Form 8-K, which was filed with the Commission on November 9, 2005, and in Item 4 of the Company’s Form 10-Q for the quarter ended September 30, 2005.

•	As further discussed in Item 4 of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, the failure of certain of our internal controls to identify certain adjustments that were required to be recorded within our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and the fact that certain further adjustments to our calculations of the value of embedded derivatives, which necessitated the filing of an amendment to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, led our management to conclude that a “material weakness” existed in our internal controls with respect to these matters as of June 30, 2004.

Management of the Company believes that this material weakness has been remediated as of March 31, 2005.

KPMG LLP

Our audit committee solicited proposals from four major accounting firms and conducted an evaluation in connection with the selection of our independent auditor. On October 5, 2005, our audit committee notified KPMG LLP (KPMG) that, upon dismissal of PwC, KPMG would be appointed as our independent registered public accounting firm.

During the fiscal year ended March 31, 2005 and through October 5, 2005, neither us nor anyone acting on our behalf consulted with KPMG regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a disagreement (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K), or a reportable event (as such term is described in Item 304(a)(1)(v) of Regulation S-K).

Since November 9, 2005, KPMG LLP has served as our independent registered certified public accounting firm.

Fees and Services of Independent Auditors

Fees billed for services by KPMG for the 2007 fiscal year and PwC for the 2006 fiscal year were as follows ($ in millions):

Plan Category	2007	2006

Audit Fees	$1.2	$1.4
Audit-Related Fees	0.3	—

	$1.5	$1.4

Audit fees primarily represent amounts for services related to the audit of our consolidated financial statements and internal control over financial reporting and reviews of financial statements included in our Forms 10-Q. Audit related fees represent amounts for services other than audit and review services described above and in the year ended March 31, 2007 consisted of consents provided in connection with our registration statements and for the preparation of comfort and related letters.

OTHER BUSINESS

We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Stockholders interested in presenting a proposal to be considered for inclusion in the proxy statement for presentation at the 2007 annual meeting of stockholders may do so by following the procedures prescribed in Commission Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by us on or before May 1, 2008.

After the May 1, 2008 deadline, stockholders interested in presenting a proposal for consideration at the 2008 annual meeting of stockholders may submit the proposal and present it at the 2008 annual meeting, but we are not obligated to include the proposal in our proxy materials. Rule 14a-4 of the Commission’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year’s annual meeting of stockholders or the date specified by an overriding advance notice provision in the company’s bylaws. Accordingly, for our 2008 annual meeting of stockholders, a stockholder must submit such written notice to the corporate secretary on or before July 15, 2008.

Send all proposals to Adam T. Smith, Secretary, Terremark Worldwide, Inc., 2601 S. Bayshore Drive, Suite 900, Miami, Florida 33133.

EXHIBIT A

AMENDMENT TO TERREMARK WORLDWIDE, INC.
2005 EXECUTIVE INCENTIVE COMPENSATION PLAN

Section 4(a) of the 2005 Executive Incentive Compensation Plan of Terremark Worldwide, Inc., a Delaware corporation, shall be amended by deleting Section 4(a) in its entirety and replacing it in its entirety as follows:

“4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 4,000,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.”

A-1

TERREMARK WORLDWIDE, INC.

COMMON STOCK PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 28, 2007

The undersigned hereby appoints Adam T. Smith and Jose A. Segrera, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of Terremark Worldwide, Inc. (the “Company”) which the undersigned may be entitled to vote at our 2007 Annual Meeting of Stockholders to be held at 9:00 a.m. on Friday, September 28, 2007, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Terremark worldwide, Inc. in making proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and when prompted. Indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE-1-800-690-6503

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Terremark Worldwide, Inc., c/o ACP, 51 Mercodos Way, Edgewood, NY 11717.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN; AND IN THE DISCRETION OF THE PROXIES, “FOR” OR “AGAINST” ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be signed on reverse side)

TERREMARK WORLDWIDE, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL.

The undersigned hereby instructs said proxies or their substitutes:

1.	PROPOSAL 1.

Election of the following director nominees to the Company’s Board of Directors to serve until the 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified:

1) Manuel D. Medina	4) Timothy Elwes	7) Marvin S. Rosen
2) Joseph R. Wright, Jr.	5) Antonio S. Fernandez	8) Miguel J. Rosenfeld
3) Guillermo Amore	6) Arthur L. Money	9) Rodolfo A. Ruiz

☐	VOTE FOR all nine (9) nominees listed in above, except vote withheld from the following nominee(s) (if any).

☐	VOTE WITHHELD from all nominees.

2.	PROPOSAL NO. 2.

Approval of the amendment to our 2005 Executive Incentive Compensation Plan to increase the number of shares of common stock reserved for issuance from 1,000,000 to 4,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that the proxies appointed hereby, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of 2007 Annual Meeting of Stockholders and the Proxy Statement, both dated September 6, 2007, and the Company’s 2007 Annual Report to Stockholders.

Please indicate if you plan to attend this meeting:	Yes ☐ No ☐

Dated:

Print Name	Signature

Print Name(s)	Signature (if held jointly)

NOTE: Your signature should appear exactly the same as your name appears hereon. If signing as partner, attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed within the United States.

TERREMARK WORLDWIDE, INC.

SERIES I CONVERTIBLE PREFERRED STOCK PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 28, 2007

The undersigned hereby appoints Adam T. Smith and Jose A. Segrera, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Series I Convertible Preferred Stock of Terremark Worldwide, Inc. (the “Company”) which the undersigned may be entitled to vote at our 2007 Annual Meeting of Stockholders to be held at 9:00 a.m. on Friday, September 28, 2007, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. Each outstanding share of Series I Convertible Preferred Stock entitles the undersigned to cast that number of votes on the proposal equal to the number of whole shares of the Company’s Common Stock into which the undersigned’s shares of Series I Convertible Preferred Stock can be converted. As of the record date, August 27, 2007, each share of Series I Convertible Preferred Stock may be converted into 3,333 shares of the Company’s Common Stock.

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Terremark worldwide, Inc. in making proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and when prompted. Indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE-1-800-690-6503

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Terremark Worldwide, Inc., c/o ACP, 51 Mercodos Way, Edgewood, NY 11717.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN; AND IN THE DISCRETION OF THE PROXIES, “FOR” OR “AGAINST” ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be signed on reverse side)

TERREMARK WORLDWIDE, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL.

The undersigned hereby instructs said proxies or their substitutes:

1.	PROPOSAL NO. 1.

Election of the following director nominees to the Company’s Board of Directors to serve until the 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified:

1) Manuel D. Medina	4) Timothy Elwes	7) Marvin S. Rosen
2) Joseph R. Wright, Jr.	5) Antonio S. Fernandez	8) Miguel J. Rosenfeld
3) Guillermo Amore	6) Arthur L. Money	9) Rodolfo A. Ruiz

☐	VOTE FOR all nine (9) nominees listed in above, except vote withheld from the following nominee(s) (if any).

☐	VOTE WITHHELD from all nominees.

2.	PROPOSAL NO. 2.

Approval of the amendment to our 2005 Executive Incentive Compensation Plan to increase the number of shares of common stock reserved for issuance from 1,000,000 to 4,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that the proxies appointed hereby, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of 2007 Annual Meeting of Stockholders and the Proxy Statement, both dated September 6, 2007, and the Company’s 2007 Annual Report to Stockholders.

Please indicate if you plan to attend this meeting:	Yes ☐ No ☐

Dated:

Print Name	Signature

Print Name(s)	Signature (if held jointly)

NOTE: Your signature should appear exactly the same as your name appears hereon. If signing as partner, attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed within the United States.